CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the use in this Schedule TO of our reports dated September 25, 2008 and September 24, 2009, on the financial statements and financial highlights of 650 High Income Fund, Inc. (formerly Hyperion Brookfield Income Fund, Inc.), included in the Fund's July 31, 2008 and 2009 Annual Reports to Shareholders and which are incorporated by reference into such Schedule TO.


                                               /s/ BBD, LLP
                                               ------------------------
                                                   BBD, LLP


Philadelphia, Pennsylvania
September 1, 2010